SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities
Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

ProAssurance Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-16533	63-1261433
(State of Incorporation)	(Commission File No.)	(IRS Employer I.D. No.)
100 Brookwood Place, Birmingham, Alabama	35209
(Address of Principal Executive Office)	(Zip code)

Registrant’s telephone number, including area code: (205)  877-4400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02     UNREGISTERED SALES OF EQUITY SECURITIES

As previously disclosed in registrant's Current Report on Form 8-K filed on June 2, 2008, registrant called for redemption on July 7, 2008, its 3.90% Convertible Senior Debentures due 2023 in aggregate principal amount of $107,600,000 (the "Debentures"). The holders of all of the Debentures elected to convert the Debentures into a total of 2,572,029 shares of registrant's common stock in accordance with the terms of the Debentures. The conversion rate under the Debentures was 23.9037 shares per $1,000 principal amount of the Debentures. The shares of common stock were issued without registration in reliance of the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended, if and to the extent the issuance of the shares on conversion of the Debentures is deemed to constitute a sale under Section 2(3) of the act.

ITEM 7.01     REGULATION FD DISCLOSURE

On July 9, 2008 we issued a press release reporting ProAssurance’s inclusion in the Ward’s 50, a list of top performing property casualty insurance companies.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

99.1 Press release reporting ProAssurance’s inclusion in the Ward’s 50.

The information we are furnishing under Items 7.01 and 9.01 of this Report shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) as amended, or otherwise subject to the liability of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	July 9, 2008

PROASSURANCE CORPORATION

By: /s/ Frank B. O’Neil
Frank B. O’Neil
Senior Vice President

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